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                                EXHIBIT 11

             STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
        (Dollars and Shares in thousands, except per share data)

                                           June 30, 2002      June 30, 2001
                                           -------------      -------------
BASIC EARNINGS PER SHARE:
  Weighted average shares outstanding         14,367             14,343
                                           =============      =============

Income from continuing operations            $   323           $    528
Loss from discontinued operations                  -               (234)
Cumulative change in accounting principle          -            (40,433)
                                           -------------      -------------
Net income                                   $   323           $(40,139)
                                           =============      =============

Income per share from continuing operations  $  0.02           $   0.04
Income (loss) per share from discontinued
  operations                                       -              (0.02)
Cumulative effect of change in accounting
  principle                                        -              (2.82)
                                           -------------      -------------
Net income per share                         $  0.02           $  (2.80)
                                           =============      =============

DILUTED EARNINGS PER SHARE:
  Basic weighted average shares outstanding   14,367             14,343
  Convertible notes                                -                  -
  Dilutive stock options - based on
    treasury stock method using the
    average market price                         313                 15
                                           -------------      -------------
Total shares                                  14,680             14,358
                                           =============      =============

Income from continuing operations            $   323           $    528
Loss from discontinued operations                  -               (234)
Cumulative change in accounting principle          -            (40,433)
                                           -------------      -------------
Net income                                   $   323           $(40,139)
                                           =============      =============

Income per share from continuing operations  $  0.02           $   0.04
Income (loss) per share from discontinued
  operations                                       -              (0.02)
Cumulative effect of change in accounting
  principle                                        -              (2.82)
                                           -------------      -------------
Net income per share                         $  0.02           $  (2.80)
                                           =============      =============


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